 Exhibit 99.1

Safeguard Scientifics PARNTER COMPANY PROPELLER HEALTH TO BE AcQUIRED FOR $225 MILLION BY RESMED

Safeguard expects to realize $41.4 million in cash proceeds, representing an approximate 3x cash-on-cash return and 34% IRR

Radnor, PA, December 3, 2018 — Safeguard Scientifics, Inc. (NYSE:SFE) (Safeguard or the Company) today announced that its partner company, Propeller Health, signed a definitive agreement to be acquired by ResMed (NYSE:RMD) (ASX:RMD) for $225 million in cash. The transaction is expected to close by end of March 2019, pending satisfactory completion of customary closing conditions and regulatory approval. Safeguard expects to receive cash proceeds of $41.4 million, which excludes an amount of additional proceeds to be held in escrow, representing an approximate 3x cash-on-cash return and 34% IRR. Safeguard deployed $14.3 million in Propeller since August 2014 and has a 20% primary ownership position.

“At Safeguard, we were early believers that digital technology would reshape healthcare,” said Gary J. Kurtzman, MD, Managing Director at Safeguard and Board Member at Propeller Health. “This acquisition is not only a validation of that belief, but it is significant as it demonstrates that digital therapeutics have entered the mainstream of patient care.  We are proud to have been a part of the Propeller journey and excited for the exceptional team as they extend and expand the platform as part of ResMed.”

“Safeguard continues to make steady progress in our ongoing efforts to support the growth of and monetize our portfolio of partner companies,” said Brian J. Sisko, Safeguard President and CEO. “Following the close of the transaction, Safeguard will have received over $120 million in cash proceeds related to monetizations of our partner company interests since our announced strategy change in January 2018.” Mr. Sisko re-iterated that, “the Safeguard team remains committed to supporting our maturing portfolio, maximizing the overall value of our partner company holdings and monetizing such holdings, in both traditional and non-traditional ways, as opportunities arise.”

About Propeller Health

Propeller Health is a leading digital therapeutics company dedicated to the development and commercialization of measurably better medicines. Propeller creates products to more effectively treat chronic respiratory disease and improve clinical outcomes for patients through connectivity, analytics, and companion digital experiences. The Propeller platform is used by patients, physicians and healthcare organizations in the United States, Europe and Asia. For more information, visit www.propellerhealth.com.

About Safeguard Scientifics

Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com.

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Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its stockholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for partner companies and maximize the net proceeds distributable to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, Safeguard’s ability to have a smooth transition to a new management team, the timing of Safeguard’s management succession plan and its effect on driving increased organizational effectiveness and efficiencies, the ability of the new management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of partner companies, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for partner company interests, and the amount of net proceeds from the monetization of partner company interests that are ultimately distributable to Safeguard shareholders after satisfying Safeguard’s debt obligations and working capital needs and the timing of such distributions. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our partner companies for maximum value or at all and distributions to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing partner companies, the fact that our partner companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our partner companies, including the fact that most of our partner companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

SAFEGUARD CONTACT:

John E. Shave III, IRC

Senior Vice President, Investor Relations and Corporate Communications

(610) 975-4952

jshave@safeguard.com

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www.safeguard.com	© 2018 Safeguard Scientifics, Inc. All rights reserved.